EXHIBIT 99.1

CleanSpark Expands Capital Strategy With $200M Bitcoin-Backed Credit Facility from Coinbase Prime; Shifts to Self-Funded Operations

Proceeds from credit facility to support accretive growth on non-dilutive terms

Company to begin selling a portion of monthly Bitcoin production to cover operations

LAS VEGAS, April 15, 2025 -- CleanSpark, Inc. (Nasdaq: CLSK), America's Bitcoin Miner® (the "Company"), today announced it has expanded its capital strategy to include an increase in its credit facility with Coinbase Prime (Nasdaq: COIN) to $200 million. Additionally, the Company's Digital Asset Management team has officially launched its institutional grade Bitcoin treasury desk. The team completed partner selections after running a competitive and thorough RFP and due diligence process across four product lines — borrowing, lending, custody, and derivatives — to support the Company's risk management and Bitcoin treasury optimization strategy.

"We are proud to expand our relationship with Coinbase through their Bitcoin-collateralized lending program as part of our broader strategic approach to capital management," said Zach Bradford, CEO of CleanSpark. "Our capital strategy has matured significantly, enabling us to pursue non-dilutive funding options that support both our operations and long-term growth. CleanSpark is among a select few in our industry to have achieved escape velocity — the ability to self-fund operations, augment our bitcoin treasury, and contribute to expansion capital through operational cash flow."

"Coinbase is excited to support CleanSpark and their innovative approach to capital and treasury management in Bitcoin mining," said Brett Tejpaul, Head of Coinbase Institutional. "By deepening our relationship with CleanSpark and offering institutional-grade lending and custody management through our Prime service offering, we're committed to delivering strategic solutions that help CleanSpark thrive in the evolving crypto landscape."

Bradford continued, "With our Bitcoin holdings now exceeding 12,000, valued at approximately $1 billion1, we believe this is the right time to evolve from a nearly 100% hold strategy adopted in mid-2023 and move back using a portion of our monthly production to support operations. This represents a meaningful strategic distinction from many of our peers, who continue to rely on equity dilution to fund operating costs or increased leverage to grow their Bitcoin reserves. We view our approach as deliberately strategic rather than ideological — particularly now that we've reached our current scale. While we remain committed to Bitcoin as a long-term, hardened asset, we believe a more effective way to increase shareholder value is through a balanced approach between monetizing new production and building long-term holdings."

"As part of this balanced approach, we intend to further build out our diversified capital stack. In today's market environment, we view the debt markets as the most efficient and responsible path to support accretive growth, and our strong balance sheet positions us to take full advantage of that opportunity. As we enter our next phase — targeting 50 exahash and beyond— we believe CleanSpark, America's Bitcoin miner®, is uniquely positioned to deliver sustained, long-term shareholder value as we continue to execute on our strategic vision and evolve."

1Based on a Bitcoin spot price of $84,500 as of April 14, 2025.

About CleanSpark

CleanSpark (Nasdaq: CLSK), America's Bitcoin Miner®, is a market-leading, pure play Bitcoin miner with a proven track record of success. We own and operate a portfolio of mining facilities across the United States powered by globally competitive energy prices. Sitting at the intersection of Bitcoin, energy, operational excellence, and capital stewardship, we optimize our mining facilities to deliver superior returns to our shareholders. Monetizing low-cost, high reliability energy by securing the most important finite, global asset – Bitcoin – positions us to prosper in an ever-changing world. Visit our website at www.cleanspark.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In this press release, forward-looking statements include, but may not be limited to, statements regarding the Company's expectations, beliefs, plans, intentions, and strategies. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "targets," "projects," "contemplates," "believes," "estimates," "forecasts," "predicts," "potential" or "continue" or the negative of these terms or other similar expressions. The forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements, including, but not limited to: availability, use, and selection of future sources of funding for operations or strategic growth, whether from operations, or from the debt and/or equity capital markets; and, other risks described in the Company's prior press releases and in its filings with the Securities and Exchange Commission (SEC), including under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2024, and any subsequent filings with the SEC. In addition, risks related to the proposed digital assets management activities include, but are not limited to: volatility in financial markets; regulatory compliance and oversight risks, including changes in laws or interpretations that could impact the legality or profitability of trading activities; operational and cybersecurity risks associated with financial systems and data management; potential conflicts of interest or reputational risks; and the Company's ability to attract and retain qualified personnel to manage and oversee trading functions. There can be no assurance that the Company's digital assets management activities will achieve their intended objectives. Forward-looking statements contained herein are made only as to the date of this press release, and we assume no obligation to update or revise any forward-looking statements as a result of any new information, changed circumstances or future events or otherwise, except as required by applicable law.

Investor Relations Contact
Barbara Domingo
702-989-7693
ir@cleanspark.com

Media Contact
Eleni Stylianou
702-989-7694
pr@cleanspark.com